Exhibit 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual Report of Xzeres Corp (the “Company”) on Form 10-K/A for the fiscal year ended February 29, 2012 filed with the Securities and Exchange Commission (the “Report”), I, Frank Greco, Chief Executive Officer of the Company, and I, Steven Shum, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Steven Shum	By:	/s/ Frank Greco
Name:	Steven Shum	Name:	Frank Greco
Title:	Principal Financial Officer and Director	Title:	Principal Executive Officer, and Director
Date:	January 17, 2013	Date:	January 17, 2013

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.